                                                                   EXHIBIT 10.42

                                    EXECUTIVE
                                CHANGE IN CONTROL
                          SEVERANCE BENEFITS AGREEMENT



    THIS EXECUTIVE CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT (the "AGREEMENT") is entered into this 12th day of August, 1998 between _________ ("EXECUTIVE") and SILICON VALLEY BANK, a California corporation (the "COMPANY"), a wholly owned subsidiary of Silicon Valley Bancshares, a California corporation ("BANCSHARES"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events.

    Certain capitalized terms used in this Agreement are defined in Article VI.

    The Company and Executive hereby agree as follows:

                                    ARTICLE 1

                            EMPLOYMENT BY THE COMPANY

    1.1   Executive is currently employed as a(n) ___[TITLE]___ of the Company.

    1.2 This Agreement shall remain in full force and effect for the two (2) year period specified in Article VII; provided, however, that the rights and obligations of the parties hereto contained in Articles II through VII shall survive any termination for the longer of (i) until August 11, 2000 or (ii) twenty-four (24) months following a Change in Control (as hereinafter defined) or such later period as may be required so that all benefits to which Executive is entitled under this Agreement are paid or otherwise provided to Executive.

    1.3 The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive in the event that there is a Change in Control or Executive's employment with the Company terminates following a Change in Control under the circumstances described in Article II of this Agreement.

    1.4 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company, and Executive's execution of the general waiver and release described in Section 3.2.

    1.5 This Agreement shall supersede any other agreements relating to any compensation, benefits, severance or other amounts to be paid to Executive in the event of Executive's termination of employment following the occurrence of a Change in Control, including but not limited to any Termination Agreement entered into between Executive and the Company, but shall NOT supersede: (i) any agreement between Executive and the Company or any personnel policies of the Company relating to other aspects of Executive's employment relationship with the Company, including but not limited to the Company's personnel policies addressing severance payments to Executive in the event of a termination of Executive's employment which is not proximately related to the occurrence of a Change in Control; and (ii) the Company's 1998 Venture
Capital Retention Program (and any subsequent Venture Capital Retention programs) and any severance amounts payable to Executive under such program(s).

    By executing this Agreement, both Executive and the Company agree that any Termination Agreement previously entered into between the parties which addressed as part of its provisions compensation to be paid to the Executive upon the termination of Executive's employment with the Company (following a Change in Control), shall terminate immediately and shall be of no further force and effect.

                                    ARTICLE 2

                               SEVERANCE BENEFITS

    2.1 ENTITLEMENT TO SEVERANCE BENEFITS. If Executive's employment terminates due to an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control, the termination of employment will be a Covered Termination and the Company shall pay Executive the compensation and benefits described in this Article II. If Executive's employment terminates (i) but not due to an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control, (ii) for any reason prior to a Change in Control or (iii) after twenty-four (24) months or more following a Change in Control, then the termination of employment will NOT be a Covered Termination and Executive will NOT be entitled to receive any payments or benefits under this Article II.

    Payment of any benefits described in this Article II shall be subject to the restrictions and limitations set forth in Article III.

    2.2 LUMP SUM SEVERANCE PAYMENT. Within thirty (30) days following a Covered Termination, or such longer period as is administratively reasonable following the close of the maximum period provided by law for consideration and revocation of the employee agreement and release described in Section 3.2, Executive shall receive a lump sum payment determined by the Executive's Base Salary multiplied by the appropriate factor applied from the table attached as Exhibit A (which factor shall be based upon (1) the Executive's title or grade within the Company and (2) the relationship between the Selling Price of the Company or Bancshares (as the case may be) at the time of the transaction (or series of related transactions) causing the occurrence of a Change in Control and the Book Value of the Company or Bancshares (as the case may be) at that time). This lump sum payment shall be called the Executive's "CIC Benefit."

    If the Executive's Covered Termination occurs on or before the expiration of twelve (12) months from the occurrence of a Change in Control, the Executive shall be entitled to receive 100% of his or her CIC Benefit. If the Executive's Covered Termination occurs after the expiration of twelve (12) months from the occurrence of a Change in Control, the Executive shall be entitled to receive a CIC Benefit based upon the following table:

    NUMBER OF MONTHS
    FOLLOWING CHANGE IN CONTROL              PERCENTAGE OF CIC BENEFIT
            15                                         75%
            18                                         50%
            21                                         25%
            24                                          0%

    In the event that an Executive's Covered Termination occurs on a date between two of these quarterly benchmarks, then the percentage of the CIC Benefit to which Executive shall be entitled shall be equal to the sum of two percentages (rounded to the nearest whole percentage): (1) the Percentage of CIC Benefit for the quarterly benchmark next following the occurrence of the Covered Termination, and (2) twenty five percent (25%) multiplied by a fraction, the numerator of which is the number of days after the date of Covered Termination and on or before the date on which the subsequent quarterly benchmark falls, and the denominator of which is ninety one (91). For example, if the date on which a Change of Control occurs is September 1, 1998 and the Executive incurs a Covered Termination on November 15, 1999, then the Percentage of CIC Benefit to which Executive is entitled shall be 79% (75% + (16/91 x 25%)) or (75% + 4.4%) or 79.4%, as rounded to the nearest whole percentage. Executive's CIC Benefit may be further reduced as a result of the limits on payment of aggregate CIC Benefits described in Exhibit A to this Agreement.

    2.3 STOCK OPTIONS AND STOCK. All stock options held by the Executive with respect to Bancshares stock that are unvested at the time of a Change in Control shall become fully vested and exercisable upon a Change in Control (regardless of whether a Covered Termination occurs). All Bancshares stock held by the Executive that is unvested at the time of a Change in Control may become fully vested upon a Change in Control, subject to the terms of the agreements providing for the grant of such Bancshares stock.

    2.4 TAX-QUALIFIED RETIREMENT PLANS. Upon the occurrence of a Covered Termination, the Executive's benefits under any pension, profit sharing, or stock bonus plan intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code, specifically including, but not limited to, the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan and the Silicon Valley Bank Money Purchase Pension Plan, shall become fully vested.

    2.5 WELFARE BENEFITS. Following a Covered Termination, Executive and his or her covered dependents will be eligible to continue their Welfare Benefit coverage under any Welfare Benefit plan or program maintained by the Company only to the extent provided under the terms and conditions of such Welfare Benefit plan or program. Except for the foregoing, no continuation of Welfare Benefits shall be provided under this Agreement, except to the extent continuation of health insurance coverage is required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

    This Section 2.5 is not intended to affect, nor does it affect, the rights of Executive, or Executive's covered dependents, under any applicable law with respect to health insurance continuation coverage.

    2.6 OUTPLACEMENT SERVICES. The Company shall provide Executive with outplacement services under the terms and conditions of the Company's personnel policies in effect immediately prior to the occurrence of a Change in Control.

    2.7 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits received after the date of the Covered Termination, or otherwise.

    2.8 BASIS OF PAYMENTS. All benefits under this Agreement shall be paid by the Company. This Agreement shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

                                    ARTICLE 3

                     LIMITATIONS AND CONDITIONS ON BENEFITS

    3.1 WITHHOLDING OF TAXES. The Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

    3.2 EMPLOYEE AGREEMENT AND RELEASE PRIOR TO RECEIPT OF BENEFITS. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under this Agreement on account of the occurrence of a Covered Termination, Executive shall, as of the date of a Covered Termination, execute an employee agreement and release substantially in the form attached hereto as Exhibit B. Such employee agreement and release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution. In the event Executive does not execute such employee agreement and release within the time period specified in such employee agreement and release or if Executive revokes such employee agreement and release within the revocation period provided in such employee agreement and release no benefits shall be payable under this Agreement to Executive.

    3.3 LIMITS IMPOSED BY APPLICABLE BANKING LAW. Notwithstanding any other provision to the contrary, the Company shall not be obligated under this Agreement to pay any CIC Benefit to the extent that such payment would violate any prohibition or limitation on termination payments under any applicable federal or state statute, rule or regulation promulgated, or effective order issued, by any federal or state regulatory agency having jurisdiction over the Company or Bancshares. Without limiting the foregoing, the Company and Executive acknowledge and agree that the Federal Deposit Insurance Corporation (the "FDIC") has issued a regulation that prohibits payment of the CIC Benefit under certain circumstances, unless such payments were approved by the FDIC, the Federal Reserve Bank of San Francisco (the "FRB") and the California State Banking Department (the "SBD").

                                    ARTICLE 4

                            OTHER RIGHTS AND BENEFITS

    4.1 NONEXCLUSIVITY. Nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor, except as specifically provided herein, shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Covered Termination shall be payable in accordance with such plan, policy, practice or program.

    4.2   PARACHUTE PAYMENTS.

    (a) In the event that any payment received or to be received by Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (c) hereof, such Payment shall be reduced, if at all, to the largest amount which Executive, in his or her discretion, determines would result in maximizing Executive's net proceeds with respect to such Payments (after taking into account the payment of any appropriate federal, state or local income and employment taxes and the payment of any Excise Tax imposed on such Payment). The determination by Executive of any required reduction pursuant to this subsection (a) shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this subsection (a) (the "Reduction Amount") only upon written notice by Executive indicating the Reduction Amount, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then subsection
(c) hereof shall apply, and the enforcement of subsection (c) shall be the exclusive remedy to the Company for a failure by Executive to reduce the Payment so that no portion thereof is subject to the Excise Tax.

    (b) Intentionally omitted.

< TO BE INSERTED IN THOSE AGREEMENTS WHICH INCLUDE A CHARITABLE RECIPIENT
DESIGNATION:
"   (b) IN THE EVENT A PAYMENT IS REDUCED IN ACCORDANCE WITH SUBSECTION (a)
HEREOF, THE COMPANY SHALL REMIT TO [________________] (THE "CHARITABLE RECIPIENT"), WITHIN [TEN (10)] DAYS AFTER A PAYMENT IS MADE TO EXECUTIVE, AN AMOUNT EQUAL TO THE REDUCTION AMOUNT. THE COMPANY AND THE EXECUTIVE AGREE THAT THE EXECUTIVE MAY AMEND, AT ANY TIME BY WRITTEN SUBMISSION TO THE COMPANY, THIS SUBSECTION (b) FOR THE SOLE PURPOSE OF DESIGNATING A DIFFERENT ENTITY AS THE CHARITABLE RECIPIENT; PROVIDED, HOWEVER, THAT ANY SUCH AMENDMENT RECEIVED BY THE COMPANY WITHIN SIX (6) MONTHS PRIOR TO THE DATE IN WHICH EXECUTIVE FIRST BECOMES ENTITLED TO A PAYMENT PURSUANT TO THIS AGREEMENT MAY BE DISREGARDED BY THE COMPANY IN ITS SOLE DISCRETION. NOTWITHSTANDING ANYTHING TO THE FOREGOING, IN NO EVENT MAY EXECUTIVE DESIGNATE A CHARITABLE RECIPIENT IN WHICH EXECUTIVE HAS A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST." >

    (c) If, notwithstanding any reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of one or more Payments, then Executive shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of such Payments equal to the "Repayment Amount." The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payments. If the Excise Tax is not eliminated pursuant to this subsection (c), Executive shall pay the Excise Tax.

    4.3 STOCK OPTIONS. The Company shall take all actions necessary to amend all stock agreements evidencing outstanding stock options granted to Executive to provide for full vesting of stock options upon a Change in Control or to otherwise conform such stock agreements, as required, to the terms of this Agreements.

                                    ARTICLE 5

                           NON-ALIENATION OF BENEFITS

    No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so subject a benefit hereunder shall be void.


                                    ARTICLE 6

                                   DEFINITIONS

    For purposes of the Agreement, the following terms shall have the meanings set forth below:

    6.1 "AGREEMENT" means this Executive Change in Control Severance Benefits Agreement.

    6.2 "BASE SALARY" means the base salary rate in effect for the subject Executive at the time of a Covered Termination, exclusive of any bonus or other incentive cash compensation, income from any stock options or other stock awards, supplemental deferred compensation contributions made by the Company, pension or profit sharing contributions or distributions (except as provided below), insurance payments or proceeds, fringe benefits, or other form of additional compensation, but specifically including any amounts withheld from base salary to provide benefits pursuant to section 125, 401(k), or 402(g) of the Internal Revenue Code or pursuant to any other plan or program of deferred compensation.

    6.3 "CHANGE IN CONTROL" means the consummation of any of the following transactions during the term of this Agreement:

    (a) the shareholders of the Company or Bancshares approve a merger or consolidation of the Company or Bancshares with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities ("Voting Securities") of the Company or Bancshares (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total Voting Securities of the Company or Bancshares, or of such surviving entity, outstanding immediately after such merger or consolidation;

    (b) the shareholders of the Company or Bancshares approve a plan of liquidation or dissolution of the Company or approve an agreement for the sale, lease, exchange or other transfer or disposition by the Company or Bancshares of all or substantially all of the Company's assets;

    (c) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than
(A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bancshares, (B) a corporation owned directly or indirectly by the shareholders of Bancshares in substantially the same proportions as their beneficial ownership of stock in Bancshares, or (C) Bancshares (with respect to Bancshares' ownership of the stock of the Company), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Bancshares representing 50% or more of the Voting Securities; or

    (d) (A) (1) the shareholders of the Company or Bancshares approve a merger or consolidation of the Company or Bancshares with any other corporation, other than a merger or consolidation which would result in beneficial owners of Voting Securities of the Company or Bancshares (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than twenty-five percent (25%) of the total Voting Securities of the Company or Bancshares, or of such surviving entity, outstanding immediately after such merger or consolidation, or (2) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bancshares, (b) a corporation owned directly or indirectly by the shareholders of Bancshares in substantially the same proportions as their ownership of stock in Bancshares, or (c) Bancshares (with respect to Bancshares' ownership of the stock of the Company) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Bancshares representing 25% or more of the Voting Securities of such corporation, and

        (B) within twelve (12) months of the occurrence of such event, a change in the composition of the Board of Directors of Bancshares occurs as a result of which sixty percent (60%) or fewer of the directors are Incumbent Directors.

    "Incumbent Directors" shall mean directors who either

    (A) are directors of Bancshares as of the date hereof;

    (B) are elected, or nominated for election, to the Board of Directors of Bancshares with the affirmative votes of at least a majority of the directors of Bancshares who are Incumbent Directors described in (A) above at the time of such election or nomination; or

    (C) are elected, or nominated for election, to the Board of Directors of Bancshares with the affirmative votes of at least a majority of the directors of Bancshares who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination.

    Notwithstanding the foregoing, "Incumbent Directors" shall not include an individual whose election or nomination to the Board of Directors of Bancshares occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of directors of Bancshares.

    6.4 "COMPANY" means Silicon Valley Bank, a California corporation, and any successor thereto.

    6.5 "CONSTRUCTIVE TERMINATION" means that the Executive voluntarily terminates his or her employment after any of the following are undertaken without Executive's express written consent:

    (a) the material, involuntary reduction in Executive's responsibilities, authorities or functions as an employee of the Company as in effect immediately prior to a Change in Control, except in connection with the termination of Executive's employment for death, disability, retirement, fraud, misappropriation, embezzlement or any listed exclusion from the definition of Involuntary Termination;

    (b) a reduction in Executive's Base Salary;

    (c) reduction in Executive's Total Compensation to less than 85% of the amount provided to Executive for the last full calendar year immediately preceding the occurrence of a Change in Control; or

    (d) a relocation of Executive to a location more than fifty (50) miles from the location at which Executive performed Executive's duties prior to a Change in Control, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations at the time of a Change in Control.

    6.6 "COVERED TERMINATION" means an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control. No other event shall be a Covered Termination for purposes of this Agreement.

    6.7 "INVOLUNTARY TERMINATION" means Executive's dismissal or discharge by the Company (or, if applicable, by the successor entity) for reasons other than for one of the following reasons:

    (a) the commission by Executive of an act of deliberately criminal or fraudulent misconduct in the line of duty to the Company or Bancshares (including, but not limited to, the willful violation of any material law, rule, regulation, or cease and desist order applicable to Executive, the Company or Bancshares), a deliberate act that constitutes a conflict of interest with the Company, Bancshares, or Bancshares' shareholders, or a deliberate breach of a fiduciary duty owed by Executive to the Company, Bancshares, or Bancshares' shareholders;

    (b) Executive's habitual absence from work, intentional failure to perform stated duties, gross negligence, or gross incompetence in the performance of stated duties;

    (c) Executive's chronic alcohol or drug abuse that results in a material impairment of Executive's ability to perform his or her duties as an employee of the Company after reasonable accommodation;

    (d) the rendering of a verdict of guilty against Executive for any criminal offense (other than a law relating to a traffic violation or similar offense), whether or not in the line of duty; or

    (e) Executive's removal from his or her office with the Company or Bancshares pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act 12 U.S.C. Section 1818(e).

    The termination of an Executive's employment will not be deemed to be an "Involuntary Termination" if such termination occurs as a result of the death or disability of Executive.

    6.8 "TOTAL COMPENSATION" means the amount of compensation paid by the Company to Executive with respect to the calendar year immediately preceding the occurrence of a Change in Control. Such amount shall include the following amounts paid with respect to such calendar year: Executive's Base Salary, any annual incentive compensation (including any "VC Participant Amount" under, and as defined in, the Company's Venture Capital Retention Program), and any amounts withheld from Executive's base salary or bonus to provide benefits pursuant to section 125, 401(k), or 402(g) of the Internal Revenue Code or pursuant to any other plan or program of deferred compensation. Such amount shall exclude any bonus declared or paid from the warrant incentive plan of the Company, any income from any stock options or other stock awards, supplemental deferred compensation contributions made by the Company, pension or profit sharing contributions or distributions (except included above), insurance payments or proceeds, fringe benefits, and other forms of additional compensation. Notwithstanding the foregoing, any annual incentive compensation declared for the calendar year immediately preceding the occurrence of a Change in Control shall relate to the Executive's performance in the preceding calendar year.

    6.9 "WELFARE BENEFITS" means benefits providing for coverage or payment in the event of Executive's death, disability, illness or injury that were provided to Executive immediately before a Change in Control, whether taxable or non-taxable and whether funded through insurance or otherwise.

                                    ARTICLE 7

                                TERM OF AGREEMENT

    This Agreement shall commence as of the date of execution of this Agreement set forth on page 1 of this Agreement, and shall terminate on August 11, 2000.


                                    ARTICLE 8

                               GENERAL PROVISIONS

    8.1 EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee,
(ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

    8.2 NOTICES. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his or her address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at his or her address as listed in the Company's payroll records.

    8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

    8.4 WAIVER. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

    8.5 COMPLETE AGREEMENT. This Agreement, including Exhibits A, B and C and any other written agreements expressly referred to in this Agreement, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein.

    8.6 AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by an authorized committee of the Company's Board of Directors.

    8.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

    8.8 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

    8.9 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

    8.10 ARBITRATION. Any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Agreement shall be resolved by final and binding arbitration under the procedures set forth in the Arbitration Procedure attached hereto as Exhibit C and the then existing Judicial Arbitration and Mediation Services, Inc. ("JAMS") Rules of Practice and Procedure or the rules of practice and procedure of any successor entity to JAMS (except insofar as they are inconsistent with the procedures set forth in the enclosed Arbitration Procedure). Nothing in this section is intended to prevent either party from obtaining either injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration or in lieu of arbitration or from utilizing any judicial court system to seek enforcement of an arbitration award.

    8.11 ATTORNEY FEES. In the event of any arbitration or litigation or any other action or proceeding relating to the interpretation, performance, enforcement or termination of this Agreement, the prevailing party shall be entitled to an award requiring payment by the other party of such prevailing party's reasonable fees and costs, including reasonable attorneys' fees, incurred as a result of such action or proceeding.

    8.12 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California applicable to contracts executed and to be performed solely in the State of California.

    8.13 NON-PUBLICATION. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law.

    8.14 TRANSFER OF SERVICES TO AFFILIATE. This Agreement shall not prohibit the Company from transferring Executive's services to an affiliate of the Company, provided that the rights and obligations of the parties hereto shall not terminate in the event of such transfer, and provided further that the new entity for which Executive is performing services also shall be bound hereby without the need for further written agreement and without release of the Company.

    8.15 NO VIOLATION OF GOVERNING BANKING LAW. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule, regulation or order. The Company's inability, pursuant to court or regulatory order, to perform its obligations under this Agreement or the modification of this Agreement by the FRB, the SBD or other bank regulatory agency through administrative action shall not constitute a breach of this Agreement. Except to the extent provided in
Section 3.3, the provisions of this Agreement shall be severable. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless perform its obligations hereunder to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

    8.16 OPPORTUNITY FOR INDEPENDENT COUNSEL AND ADVISORS. Executive acknowledges that he or she has had an opportunity to retain independent counsel and tax advisors to review this Agreement.

    8.17 CONSTRUCTION OF AGREEMENT. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.






         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.


SILICON VALLEY BANK,
a California corporation                             Executive



By:
    -------------------------------------    ------------------------------
    John C. Dean                                         [Name]
    President and Chief Executive Officer


Exhibit A:  CIC Benefit Table
Exhibit B:  Employee Agreement and Release
Exhibit C:  Arbitration Procedure

                                    EXHIBIT A


    For purposes of this table, the following definitions shall apply:

    1. "BOOK VALUE" shall mean the amount of stockholders' equity, as determined in accordance with generally accepted accounting principles, as of the date immediately preceding a Change in Control, excluding the Company's allowance for loan losses.

    2. "SELLING PRICE" shall mean the valuation of the Company or Bancshares (as the case may be) as determined by the Company or Bancshares, respectively, in good faith at the time of the occurrence of the transaction (or series of related transactions) as a result of which a Change in Control occurs.

    Furthermore, notwithstanding any provision in this table, the Executive's Agreement, and any personnel policy of the Company to the contrary, the cumulative CIC Benefit paid to all employees of the Company shall not exceed 5.8% of the difference between the Selling Price and the Book Value assuming one-third (1/3rd) of the Company's employees at the time of a Change in Control incur a Covered Termination, shall not exceed 11.7% of the difference between the Selling Price and the Book Value assuming two-thirds (2/3rds) of the Company's employees at the time of a Change in Control incur a Covered Termination, and in no event shall exceed 17.5% of the difference between the Selling Price and the Book Value. For purposes of the potential reduction in CIC Benefits provided for in this paragraph, the determination shall be made at the time of the Change in Control and the determination of whether the cumulative CIC Benefit to be paid exceeds the relevant limits specified herein also shall be determined at the time of the Change in Control. If, at the time of the Change in Control, it is determined that the limits specified in this paragraph are exceeded, then the potential CIC Benefits of all employees of the Company incurring a Covered Termination shall be proportionately decreased such that the resulting potential aggregate payouts will not exceed the relevant limit.

                                    EXHIBIT A

                                  CIC BENEFIT(1)


                                                          Multiple of Base Salary
    Selling Price                ---------------------------------------------------------------------
     Multiple of             Executive **          MC Members &           Grades 11-12          Grades 8-10
      Book Value              Committee            Grades 13-14
------------------------------------------------------------------------------------------------------------------
         1.00                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.10                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.20                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.30                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.40                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.50                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.60                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.70                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.80                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         1.90                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         2.00                  0.0000                 0.0000                 0.5000                0.2500
------------------------------------------------------------------------------------------------------------------
         2.10                  1.6500                 1.2375                 0.5500                0.2750
------------------------------------------------------------------------------------------------------------------
         2.20                  1.8000                 1.3500                 0.6000                0.3000
------------------------------------------------------------------------------------------------------------------
         2.30                  1.9500                 1.4625                 0.6500                0.3250
------------------------------------------------------------------------------------------------------------------
         2.40                  2.1000                 1.5750                 0.7000                0.3500
------------------------------------------------------------------------------------------------------------------
         2.50                  2.2500                 1.6875                 0.7500                0.3750
------------------------------------------------------------------------------------------------------------------
         2.60                  2.4000                 1.8000                 0.8000                0.4000
------------------------------------------------------------------------------------------------------------------
         2.70                  2.5500                 1.9125                 0.8500                0.4250
------------------------------------------------------------------------------------------------------------------
         2.80                  2.7000                 2.0250                 0.9000                0.4500
------------------------------------------------------------------------------------------------------------------
         2.90                  2.8500                 2.1375                 0.9500                0.4750
------------------------------------------------------------------------------------------------------------------
         3.00                  3.0000                 2.2500                 1.0000                0.5000
------------------------------------------------------------------------------------------------------------------
         3.10                  3.1500                 2.3625                 1.0500                0.5250
------------------------------------------------------------------------------------------------------------------
         3.20                  3.3000                 2.4750                 1.1000                0.5500
------------------------------------------------------------------------------------------------------------------
         3.30                  3.4500                 2.5875                 1.1500                0.5750
------------------------------------------------------------------------------------------------------------------
         3.40                  3.6000                 2.7000                 1.2000                0.6000
------------------------------------------------------------------------------------------------------------------
         3.50                  3.7500                 2.8125                 1.2500                0.6250
------------------------------------------------------------------------------------------------------------------
         3.60                  3.9000                 2.9250                 1.3000                0.6500
------------------------------------------------------------------------------------------------------------------
         3.70                  4.0500                 3.0375                 1.3500                0.6750
------------------------------------------------------------------------------------------------------------------
         3.80                  4.2000                 3.1500                 1.4000                0.7000
------------------------------------------------------------------------------------------------------------------
         3.90                  4.3500                 3.2625                 1.4500                0.7250
------------------------------------------------------------------------------------------------------------------
         4.00                  4.5000                 3.3750                 1.5000                0.7500
------------------------------------------------------------------------------------------------------------------

------------------
(1) This table reflects CIC benefits for sales up to 4.00 times SVB's then book value (the "4.0x Sales"). For sales above this, the multiples (of total cash compensation) will be fixed at the multiples for 4.0x Sales.
**   Executive Committee members are the CEO and such other persons determined by the CEO and Board. For purposes of this grid, "Executive Committee" members are not necessarily SVB's Reg O Officers.

                                   EXHIBIT B.1

                         EMPLOYEE AGREEMENT AND RELEASE


    I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE FOREGOING.

    Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification which I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the effective date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to any Indemnification Agreement between me and the Company which is currently in effect.

    In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.


                      By:
                          -------------------------------------------
                                      [Employee Name]

                     Date: _________________________, 199__
                        [FOR PARTICIPANTS UNDER AGE 40]

                                   EXHIBIT B.2

                         EMPLOYEE AGREEMENT AND RELEASE


    I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE FOREGOING AGREEMENT.

    I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

    Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to any Indemnification Agreement between me and the Company which is currently in effect.

    I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (B) I have the right to consult with an attorney prior to executing this Agreement; (C) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (D) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").


                         By:
                             -------------------------------------------------
                                            [Employee Name]

                         Date:
                               -----------------------------------------------
                   [FOR PARTICIPANTS WHO ARE AGE 40 AND OVER]

                                    EXHIBIT C

                              ARBITRATION PROCEDURE


    1. The parties agree that any dispute that arises in connection with the payment of benefits under this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below.

    2. A party intending to seek resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other party, which demand shall contain a brief statement of the issues to be resolved.

    3. The arbitration shall be conducted in Santa Clara County, California, by a mutually acceptable retired judge from the panel of Judicial Arbitration and Mediation Services, Inc. or any entity performing the same type of services that succeeds to its business ("JAMS"). At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

    4. The arbitrator is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination. In the event the parties cannot mutually agree upon the selection of a JAMS arbitrator, the President of JAMS shall designate the arbitrator.

    5. The party demanding arbitration shall promptly request that JAMS conduct a scheduling conference within fifteen (15) days of the date of that party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a party from at any time seeking temporary equitable relief, from JAMS or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

    6. Discovery shall be conducted as follows: (a) prior to the arbitration any party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each party may take no more than two depositions (pursuant to the procedures set forth in the California Code of Civil Procedure) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

    7. It is the intent of the parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event the California Arbitration Act ("CAA") shall apply.

    8. The arbitrator shall apply California law, including the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of Company property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).